COUNTERPART NO. __ OF __ SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM
COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

                           LEASE INTENDED AS SECURITY



                        (Ferrellgas, LP Trust No. 1999-A)



                          Dated as of December 1, 1999

                                     between


                                 FERRELLGAS, LP
                                    as Lessee

                                       and


                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
        not in its individual capacity but solely as Certificate Trustee, as Lessor


                                TABLE OF CONTENTS

SECTION                                                HEADING                                                   PAGE

Parties...........................................................................................................1

ARTICLE I                  DEFINITIONS............................................................................1


ARTICLE II                 ACQUISITION AND LEASE; GENERAL PROVISIONS..............................................1

       Section 2.1         Acceptance and Lease...................................................................1
       Section 2.2.        No Warranty............................................................................2
       Section 2.3.        Legal and Tax Representation...........................................................2
       Section 2.4.        Nature of Transaction..................................................................2

ARTICLE III                INTENTIONALLY RESERVED.................................................................3


ARTICLE IV                 LEASE TERM, RENT AND PAYMENT...........................................................3

       Section 4.1.        Lease Term.............................................................................3
       Section 4.2.        Basic Rent.............................................................................3
       Section 4.3.        Supplemental Rent......................................................................3
       Section 4.4.        Method and Amount of Payment...........................................................4
       Section 4.5.        Late Payment...........................................................................4
       Section 4.6.        Net Lease..............................................................................4

ARTICLE V                  POSSESSION, ASSIGNMENT, USE AND MAINTENANCE OF UNITS...................................5

       Section 5.1.        Possession and Use of Units; Compliance with Laws......................................5
       Section 5.2.        Subleases and Assignments..............................................................6
       Section 5.3.        Maintenance............................................................................7
       Section 5.4.        Alterations and Modifications..........................................................7
       Section 5.5.        Legend; Inspection.....................................................................9
       Section 5.6.        Liens..................................................................................9
       Section 5.7.        Replacements and Substitutions.........................................................9
       Section 5.8.        Equipment List........................................................................10

ARTICLE VI                 RISK OF LOSS; INSURANCE...............................................................11

       Section 6.1.        Casualty..............................................................................11
       Section 6.2.        Insurance Coverages...................................................................13
       Section 6.3.        Insurance Certificates................................................................14

ARTICLE VII                [INTENTIONALLY RESERVED]..............................................................14


ARTICLE VIII               EVENTS OF DEFAULT; REMEDIES...........................................................14

       Section 8.1.        Events of Default.....................................................................14
       Section 8.2.        Remedies..............................................................................17
       Section 8.3.        Sale of Lessee Collateral.............................................................18
       Section 8.4.        Application of Proceeds...............................................................18
       Section 8.5.        Right to Perform Obligations..........................................................18
       Section 8.6.        Power of Attorney.....................................................................19
       Section 8.7.        Remedies Cumulative; Consents.........................................................19
       Section 8.8.        Certain Financial Covenant Defaults...................................................19

ARTICLE IX                 LEASE TERMINATION.....................................................................20

       Section 9.1.        Lessee's Options......................................................................20
       Section 9.2.        Election of Options...................................................................20
       Section 9.3.        Sale Option Procedures................................................................21
       Section 9.4.        Appraisals............................................................................21
       Section 9.5.        Early Termination.....................................................................22
       Section 9.6.        Designation of Purchaser..............................................................22

ARTICLE X                  OWNERSHIP AND GRANT OF SECURITY INTEREST..............................................23

       Section 10.1.       Grant of Security Interest............................................................23
       Section 10.2.       Retention of Proceeds.................................................................23

ARTICLE XI                 MISCELLANEOUS.........................................................................23

       Section 11.1.       Effect of Waiver......................................................................23
       Section 11.2.       Survival of Covenants.................................................................23
       Section 11.3.       Applicable Laws and Regulations.......................................................23
       Section 11.4.       Notices...............................................................................24
       Section 11.5.       Amendment; Complete Agreements........................................................24
       Section 11.6.       Counterparts..........................................................................24
       Section 11.7.       Severability..........................................................................24
       Section 11.8.       Successors and Assigns................................................................24
       Section 11.9.       Captions; Table of Contents...........................................................24
       Section 11.10.      Schedules and Exhibits................................................................24
       Section 11.11.      Liability of Lessor Limited...........................................................24
       Section 11.12.      Successor Lessor......................................................................25

Signatures.......................................................................................................26

Schedule I        Description of Units

Schedule II       Amortization Schedule



                           LEASE INTENDED AS SECURITY

         This LEASE INTENDED AS SECURITY (as amended and supplemented from time to time, this "Lease") is entered into as of December 1, 1999 between FERRELLGAS, LP, a Delaware limited partnership ("Lessee"), with its principal office at One Liberty Plaza, Liberty, Missouri 64068 and FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely in its capacity as Certificate Trustee under the Trust Agreement ("Lessor"), with its principal office at 79 South Main Street, Salt Lake City, Utah 84111.


                                    RECITALS:

         WHEREAS, on the Delivery Date, Lessor will purchase from Lessee, and Lessee will transfer to Lessor, the propane tanks described on Schedule I hereto (together with any units that may be hereafter substituted for any thereof pursuant to Section 6.1 and subject to this Lease from time to time, being referred to collectively as the "Units" and individually as a "Unit") and other Acquired Property; and

         WHEREAS, upon the transfer of the Acquired Property on the Delivery Date, Lessor will lease such Units to Lessee and Lessee will lease such Acquired Property from Lessor pursuant to the terms of this Lease, upon the terms and conditions hereinafter set forth; and

         NOW THEREFORE, in consideration of the mutual terms and conditions herein contained, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         For all purposes hereof, the capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in Appendix 1 to that certain Participation Agreement dated as of even date herewith, among Lessee, Lessor, First Security Trust Company of Nevada, and the Participants identified therein (the "Participation Agreement"). All obligations imposed on "Lessee" in this Lease shall be the full recourse liability of Lessee.


                                   ARTICLE II
                    ACQUISITION AND LEASE; GENERAL PROVISIONS

         Section 2.1. Acceptance and Lease. Lessor, subject to the satisfaction or waiver of the conditions set forth in Article III of the Participation Agreement, hereby agrees to accept delivery on the Delivery Date of title to the Acquired Property and to lease all of Lessor's interest in the Units to Lessee hereunder, and Lessee hereby agrees, expressly for the direct benefit of Lessor, to lease from Lessor for the Lease Term, Lessor's interest in the Acquired Property, such acceptance by Lessor and lease by Lessee to be evidenced by the execution and delivery by Lessee of an Acceptance Certificate.

         Section 2.2. NO WARRANTY. THE ACQUIRED PROPERTY IS LEASED BY LESSOR "AS IS" IN THEIR PRESENT OR THEN CONDITION, AS THE CASE MAY BE, SUBJECT TO (i) ANY RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, (ii) THE STATE OF TITLE THERETO EXISTING AT THE TIME LESSOR ACQUIRES ITS INTEREST IN THE ACQUIRED PROPERTY,
(iii) ANY STATE OF FACT WHICH AN ACCURATE PHYSICAL INSPECTION MIGHT SHOW, AND LESSEE CONFIRMS THAT ITS EXECUTION AND DELIVERY OF THE ACCEPTANCE CERTIFICATE SHALL CONSTITUTE ITS CERTIFICATION THAT IT HAS INSPECTED AND ACCEPTS, AS BETWEEN LESSOR AND LESSEE, EACH UNIT WHICH IS THE SUBJECT MATTER THEREOF, (iv) ALL APPLICABLE LAWS AND REGULATIONS, AND (v) ANY VIOLATIONS OF APPLICABLE LAWS AND REGULATIONS WHICH MAY EXIST AT THE COMMENCEMENT OF THE LEASE TERM. LESSEE ACKNOWLEDGES AND AGREES THAT (a) EACH UNIT IS OF A SIZE, DESIGN, CAPACITY AND CONSTRUCTION SELECTED BY LESSEE, (b) LESSEE IS SATISFIED THAT THE SAME IS SUITABLE FOR ITS PURPOSES, (c) NEITHER LESSOR NOR AGENT NOR ANY PARTICIPANT IS A MANUFACTURER THEREOF OR A DEALER IN PROPERTY OF SUCH KIND, (d) NEITHER LESSOR NOR AGENT NOR ANY PARTICIPANT SHALL BE LIABLE FOR ANY LATENT, HIDDEN OR PATENT DEFECT IN ANY UNIT, OR THE FAILURE OF ANY UNIT TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS AND (e) NEITHER LESSOR NOR AGENT NOR ANY PARTICIPANT HAS MADE, OR does OR WILL MAKE, (i) ANY REPRESENTATION OR WARRANTY OR COVENANT, WITH RESPECT TO THE TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION, QUALITY, DESCRIPTION, DURABILITY OR SUITABILITY OF ANY SUCH UNIT IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES AND USES OF LESSEE OR (ii) ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY ACQUIRED PROPERTY, IT BEING AGREED THAT, SUBJECT TO THE TERMS OF THIS LEASE, ALL RISKS, AS BETWEEN LESSOR, ON THE ONE HAND, AND LESSEE, ON THE OTHER HAND, SHALL BE BORNE BY LESSEE. Lessor assigns to Lessee, to the extent assignable, all of its interest, if any, in any warranties, covenants and representations of any manufacturer or vendor of any Unit; provided that such assignment shall be effective only when no Lease Event of Default has occurred and is continuing; and provided, further, that any action taken by Lessee by reason thereof shall be at the expense of Lessee and shall be consistent with Lessee's obligations pursuant to this Lease.

         Section 2.3. Legal and Tax Representation. Lessee acknowledges and agrees that neither Lessor, Arranger, any Participant nor Agent has made any representations and warranties concerning the tax, accounting or legal characteristics of this Lease and that Lessee has obtained and relied on such tax, accounting and legal advice regarding this Lease and the other Operative Documents as it deems appropriate.

         Section 2.4. Nature of Transaction. It is the intent of the parties that: (a) the transaction contemplated hereby constitutes an operating lease from Lessor to Lessee for purposes of Lessee's financial reporting and record title to the Acquired Property shall at all times during the Lease Term remain in Lessor, (b) the transaction contemplated hereby preserves ownership in the Acquired Property to Lessee for all other purposes including Federal, state and local income tax, regulatory, bankruptcy and UCC and state commercial law purposes, (c) this Lease grants a Lien in the Acquired Property and the other Lessee Collateral to Lessor, and (d) this Lease shall be treated as the repayment and security provisions of a loan from Lessor to Lessee in the amount of the Purchase Price, and (e) all payments hereunder to Lessor shall be treated as payments of principal, interest and all other amounts with respect to such loan. Except as specifically provided for herein, Lessor shall retain title to the Units, free and clear of all Liens other than Permitted Liens, as security for the obligations of Lessee under the Operative Documents. Lessee shall not have any right, title or interest in the Acquired Property except as expressly set forth in this Lease. Each of the parties to this Lease agrees that it will not, nor will any Person controlled by it, or under common control with it, directly or indirectly, at any time take any action or fail to take any action with respect to the filing of any income tax return, including an amended income tax return, inconsistent with the intention of the parties expressed in this
Section 2.4.

         It is the intent of the parties hereto that the Units shall be and remain personal property and not a fixture notwithstanding the manner in which any Unit shall be attached or affixed to realty. The parties further agree that the Units shall constitute personal property for all purposes of the laws of each State where any Unit may be located. Lessee shall take no action with respect to the Units which would be inconsistent with such intent.


                                   ARTICLE III

                            [INTENTIONALLY RESERVED]


                                   ARTICLE IV
                          LEASE TERM, RENT AND PAYMENT

         Section 4.1. Lease Term. Unless earlier terminated pursuant to the terms hereof, the term of this Lease shall consist of (a) an interim period commencing on and including the Delivery Date and ending on but not including December 30, 1999 (the "Interim Term Expiration Date") and (b) a base period commencing on and including the Interim Term Expiration Date and ending on June 30, 2003 (collectively, the "Lease Term"). This Lease may be extended pursuant to and in accordance with Section 2.12 of the Participation Agreement and in the event of such extension, "Lease Term" shall mean the Lease Term as so extended.

         Section 4.2. Basic Rent. During the Lease Term, Lessee shall pay to Lessor Basic Rent (i) on each Payment Date, (ii) on the date required under
Section 9.3 in connection with Lessee's exercise of the Sale Option and (iii) on any date on which this Lease terminates or upon demand following a Lease Event of Default pursuant to Article XVII.

         Section 4.3. Supplemental Rent. Lessee shall pay to Lessor, or to whomever shall be entitled thereto as expressly provided herein or in any other Operative Document (and Lessor hereby directs Lessee, on behalf of Lessor, to so pay any such other Person), any and all Supplemental Rent promptly as the same shall become due and payable (if the payment date therefor is specified in any Operative Document and otherwise within five (5) days after Lessee's receipt of written demand therefor) and, in the event of any failure on the part of Lessee to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or in equity or otherwise in the case of nonpayment of Basic Rent. The expiration or other termination of Lessee's obligations to pay Basic Rent hereunder shall not limit or modify the obligations of Lessee with respect to Supplemental Rent.

         Section 4.4. Method and Amount of Payment. Basic Rent and Supplemental Rent shall be paid by wire transfer by Lessee to Lessor (or, in the case of Supplemental Rent, to such Person as may be entitled thereto) at such place as Lessor (or such other Person) shall specify in writing to Lessee pursuant to
Schedule II to the Participation Agreement or Section 9.3 of the Participation Agreement; provided, however, that, so long as the Notes remain outstanding, Lessor directs Lessee to pay Basic Rent and Supplemental Rent payable to Lessor or any Participant directly to the Agent. Each payment of Rent shall be made by Lessee prior to 11:00 a.m. New York time (and payments made after such time shall be deemed to have been made on the next day) at the place of payment in funds consisting of lawful currency of the United States of America which (in the case of any amount payable to Lessor, Agent or any Participant or any other Indemnitee) shall be immediately available on the scheduled date when such payment shall be due unless with respect to Supplemental Rent, the scheduled date shall not be a Business Day, in which case such payment shall be due and made on the next succeeding Business Day.

         Section 4.5. Late Payment. If any Basic Rent shall not be paid when due, Lessee shall pay to Lessor, or if any Supplemental Rent payable to or on behalf or for the account of Lessor, Agent, any Participant, or other Indemnitee is not paid when due, Lessee shall pay to whomever shall be entitled thereto, in each case as Supplemental Rent, interest at the Overdue Rate (to the maximum extent permitted by law) on such overdue amount from and including the due date thereof (without regard to any applicable grace period) to but excluding the Business Day of payment thereof.

         Section 4.6. Net Lease. This Lease is a net lease and Lessee's obligation to pay all Rent, Lease Balance, indemnities and other amounts payable hereunder shall be absolute and unconditional under any and all circumstances and, without limiting the generality of the foregoing, Lessee shall not be entitled to and hereby waives any right to any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Rent, Lease Balance, indemnity or other amount, whether arising by reason of any past, present or future claims of any nature by Lessee against Lessor, Agent or any Participant, or otherwise. Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall the obligations of Lessee (including the obligation to pay Rent) be otherwise affected: (a) by reason of any defect in the condition, merchantability, design, construction, quality or fitness for use of, damage to, or loss of possession or use, theft, obsolescence or destruction, of any or all of the Units, however caused; or (b) by the taking, commandeering, confiscation or requisitioning, complete or partial, of any or all of the Acquired Property, or any part thereof, by condemnation or otherwise; or (c) by the invalidity or unenforceability or lack of due authorization by Lessor, Agent, any Participant or Lessee or other infirmity of this Lease or any other Operative Document; or (d) by the attachment of any Lien of any third party to any Acquired Property; or (e) by any prohibition or restriction of or interference with Lessee's use of any or all of the Acquired Property by any Person; or (f) by the insolvency of or the commencement by or against Lessor, Agent or any Participant of any bankruptcy, reorganization or similar proceeding; or (g) by any other cause, whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. Lessee shall remain obligated under this Lease in accordance with its terms and, consistent with the intention of the parties expressed in Sections 2.4 and 10.1, shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Lessor, Agent or any Participant, or any action with respect to this Lease which may be taken by any custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of such Person. It is the intention of the parties, and Lessee expressly agrees, that all Rent, Lease Balance, indemnities and other amounts payable by Lessee hereunder shall be payable in all events in the manner and at the times herein provided unless Lessee's obligations in respect thereof have been terminated or modified pursuant to the express provisions of this Lease and the Units have been returned to Lessor, purchased by Lessee or sold to a third party in accordance with the terms hereof. To the extent permitted by Applicable Laws and Regulations, Lessee hereby waives any and all rights which it may now have or which may at any time be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease, in whole or in part, except strictly in accordance with the express terms hereof. Each rental, indemnity or other payment made by Lessee hereunder shall be final, and Lessee shall not seek to recover all or any part of such payment from Lessor, Agent or any Participant for any reason whatsoever. Without affecting Lessee's obligation to pay Rent, Lease Balance or other amounts payable hereunder, Lessee may seek damages for a breach by Lessor, Agent or any Participant of their respective obligations under the Operative Documents.


                                    ARTICLE V
              POSSESSION, ASSIGNMENT, USE AND MAINTENANCE OF UNITS

         Section 5.1. Possession and Use of Units; Compliance with Laws. The Units shall be used only for their originally intended use. Lessee shall not use the Units or any part thereof for any purpose or in any manner that would materially adversely affect the Fair Market Value, utility, remaining useful life or residual value of the Units. Lessee agrees that the Units will be used and operated in compliance with any and all Applicable Laws and Regulations. Lessee shall procure and maintain in effect all licenses, registrations, certificates, permits, approvals, returns, renditions and consents required by Applicable Laws and Regulations or by any Governmental Authority in connection with the ownership, delivery, installation, use and operation of each Unit. Lessee shall not (a) use, operate, maintain or store any Unit or any portion thereof in violation of Section 5.3 or any Insurance Requirement; (b) sublease, assign or otherwise permit the use of any Unit except as may be permitted by
Section  5.2 or 5.4;  (c) except as set forth in  Section  5.2 or 5.4 or Section
5.19 of the Participation Agreement, sell, assign or transfer any of its rights hereunder or in any Acquired Property, or directly or indirectly create, incur or suffer to exist any Lien on any of its rights hereunder or in any Unit, except for Permitted Liens; or (d) permit any Unit to be operated, used or located outside of the United States. Subject to Section 2.4 hereof, the Lessee will defend the sale of the Units by the Lessee to Lessor against the claims or demands of all Persons. Except in the ordinary course of business and except as in compliance with all Environmental Laws, the Lessee shall not use any Unit, or permit any Unit to be used, for the transportation or storage of Hazardous Material. Lessee shall keep in its possession at all times the items described in clause (e) of the definition of Lessee Collateral.

         Section 5.2. Subleases and Assignments. LESSEE SHALL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF Lessor AND AGENT, SUBLEASE OR OTHERWISE RELINQUISH POSSESSION OF ANY UNIT, OR ASSIGN, TRANSFER OR ENCUMBER ITS RIGHTS, INTERESTS OR OBLIGATIONS HEREUNDER AND ANY ATTEMPTED SUBLEASE OR OTHER RELINQUISHMENT OF POSSESSION, ASSIGNMENT, TRANSFER OR ENCUMBERING BY LESSEE SHALL BE NULL AND VOID, except as provided in this Section 5.2 or pursuant to a transaction permitted under Section 5.4 or Section 5.19 of the Participation Agreement. Each sublease, lease or user contract entered into in accordance with this Section
5.2 shall be referred to as a "Sublease." Lessee may, without the prior written consent of Lessor and Agent, enter into subleases of (A) so long as no Lease Event of Default described in Sections 8.1(f) or (g) exists, one or more of the Units to any customer of Lessee in connection with the supply of propane by Lessee to such customer, and (B) so long as no Lease Event of Default exists, one or more of the Units to a Wholly-Owned Subsidiary of Lessee; provided, that any Sublease entered into pursuant to clause (B) of this sentence must satisfy each of the following conditions:

                   (a) such Sublease shall automatically expire upon the termination of this Lease (unless Lessee shall have exercised the Purchase Option) and be expressly subordinate and subject to this Lease and the Liens created hereunder;

                   (b) such Sublease shall be in writing and shall expressly prohibit any further assignment, sublease or transfer;

                   (c) such Sublease shall not contain a purchase option in favor of the Sublessee or any other provision pursuant to which the Sublessee may obtain record or beneficial title to any Unit leased thereunder from Lessee;

                   (d) such Sublease shall prohibit the Sublessee from making any alterations or modifications to any Unit that would result in a violation of this Lease;

                   (e) such Sublease shall require the Sublessee to maintain each Unit subleased thereunder in accordance with Section 5.3;

                   (f) Lessee shall not, without Agent's prior written consent, permit or consent to any renewal or extension of such Sublease at any time when an Lease Default or Lease Event of Default has occurred and is continuing; and

                   (g) Lessee shall notify Lessor and Agent in writing within 30 days after entering into such Sublease, which notice shall include (i) a description of the Unit or Units to be subleased thereunder, and (ii) the location of such Unit or Units during the term of such Sublease.

         The liability of Lessee with respect to this Lease and each of the other Operative Documents shall not be altered or affected in any way by the existence of any Sublease. In connection with any Sublease, Lessee shall, at its own cost and expense, do any further act and execute, acknowledge, deliver, file, register and record any further documents which Lessor or Agent may reasonably request in order to preserve, protect and perfect Agent's and Lessor's Lien in such Sublease. Upon the written request of Lessor or Agent after a Lease Event of Default has occurred and is continuing, Lessee will deliver copies of any Subleases (excluding any thereof which are not in written form) then in effect to Lessor and Agent.

         Section 5.3. Maintenance. At all times during the term of this Lease, Lessee shall, at its own cost and expense including taxes thereon:

                   (a) keep, repair, maintain and preserve each of the Units in at least as good order and operating condition, repair and appearance as when originally delivered, ordinary wear and tear excepted, and (i) in conformance with (A) customary industry standards, (B) the terms of all contracts (including, without limitation, service contracts) and
         (C) all Applicable Laws and Regulations and Insurance Requirements, and in the event that Applicable Laws and Regulations require any alteration, replacement or addition of or to any Part on any Unit, Lessee will conform therewith at its own expense and (ii) in conformance with the customary standards used by Lessee or any of its Subsidiaries in the ordinary course of business for similar equipment owned or leased by it;

                   (b) (i) conduct or cause to be conducted all scheduled maintenance of each Unit in conformity with Lessee's practices for similar equipment (including, without limitation, Lessee's maintenance program for such equipment) and (ii) maintain or cause to be maintained each Unit so as to preserve its remaining economic useful life, utility and residual value;

                   (c) cause each Unit to continue to have at all times the capacity and functional ability to perform, on a continuing basis (subject to customary interruption in the ordinary course of business for maintenance, inspection, service, repair and testing) and in commercial operation, the functions for which it was specifically designed.

         In no event shall Lessee discriminate as to the use or maintenance of any Unit (including the periodicity of maintenance or recordkeeping in respect of such Unit) based upon such Unit being leased hereunder and financed under the Operative Documents as compared to equipment of a similar nature which Lessee owns or leases. Lessee shall prepare and deliver to Lessor within a reasonable time prior to the required date of filing (or, to the extent permissible, file on behalf of Lessor) any and all reports to be filed by Lessor with any Governmental Authority of any country or subdivision thereof in which any Unit is located by reason of the ownership by Lessor of the Units or the leasing thereof to Lessee. Lessor agrees to inform Lessee of any request for such reports received by it or of which it has knowledge. Lessee shall maintain or cause to be maintained, and shall permit Lessor to inspect, all records, returns, renditions, logs and other materials required by any Governmental Authority having jurisdiction over the Units or Lessee, to be maintained in respect of each Unit. Lessee hereby waives any right now or hereafter conferred by law to make repairs on the Units at the expense of Lessor, Agent or any Participant.

         Section 5.4. Alterations and Modifications. In case any Unit, or any item of equipment, part or appliance therein (each, a "Part") is required to be altered, added to or modified in order to comply with any Applicable Laws and Regulations (a "Required Alteration") pursuant to Sections 5.1 or 5.3 hereof, Lessee agrees to make such Required Alteration at its own expense. Lessee shall have the right to make or cause to be made any modification, alteration or improvement to any Unit (herein referred to as a "Permitted Modification"), or to remove or cause to be removed any Part which has become worn out, broken or obsolete, provided in each case that Lessee continues to be in compliance with Sections 5.1 and 5.3 hereof and that such action (a) will not decrease the present or future economic value of the applicable Unit or impair its originally intended use or function or decrease its economic useful life and (b) will not cause such Unit to become suitable for use only by Lessee. In the event any Permitted Modification (i) is readily removable without impairing the value or use which the Unit would have had at such time had such Part not been affixed or placed to or on such Unit (a "Removable Part"), (ii) is not a Required Alteration and (iii) is not a Part which replaces any Part originally incorporated or installed in or attached to such Unit on the date on which such Unit became subject to this Lease, or any Part in replacement of or substitution for any such original Part (each an "Original Part"), any such Permitted Modification, unless a Lease Event of Default under clauses (a), (e) or (f) of
Section 8.1 has occurred and is continuing or Lessor has exercised any remedy under Article VIII, shall be and remain the property of Lessee. To the extent such Permitted Modification is not a Removable Part, or is a Required Alteration or an Original Part, and, to the extent a Removable Part is not the property of Lessee because of the continuance of a Lease Event of Default under clauses (a),
(f) or (g) of Section 8.1 or Lessor has exercised any remedy under Article VIII, the same shall immediately and automatically be and become the property of Lessor and subject to the terms of this Lease. Any Required Alterations, and any Parts installed or replacements made by Lessee upon any Unit pursuant to its obligation to maintain and keep the Units in good order, operating condition and repair under Section 5.3 (collectively, "Replacement Parts") and all other Parts which become the property of Lessor shall be considered, in each case, accessions to such Unit and title thereto or security interest therein shall be immediately and automatically vested in Lessor. All Replacement Parts shall be free and clear of all Liens (other than Permitted Liens) and shall be in as good an operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts and the relevant Units were immediately prior to such replacement or the event or events necessitating such replacement in the condition and repair required to be maintained by the terms hereof. Any Part at any time removed from any Unit shall remain subject to the interests of Lessor and Agent under the Operative Documents, no matter where located, until such time as such Part shall be replaced by a Part which has been incorporated or installed in or attached to such Unit and which meets the requirements for a Replacement Part specified above, whereupon Lessor hereby releases any and all interest in and to such replaced Part. Upon the occurrence of a Lease Event of Default or the exercise by Lessee of the Sale Option pursuant to Section 9.1(b), upon Lessor's or Agent's written request Lessee shall deliver to Lessor a Bill of Sale evidencing the conveyance by Lessee to Lessor of all Replacement Parts not previously evidenced by a Bill of Sale (which Bill of Sale may generally describe such Replacement Parts) and such other documents in respect of such Part or Parts as Lessor may reasonably request in order to confirm that title to such Part or Parts has passed to Lessor, as hereinabove provided. Any such Replacement Part, regardless of whether evidenced by a Bill of Sale, shall be deemed part of such Unit, for all purposes hereof to the same extent as the Parts originally incorporated or installed in such Unit, and title to such Replacement Part shall thereupon vest in Lessor, subject to the terms of this Lease. All replacements pursuant to this
Section 5.4 shall be purchased by Lessee with its own funds. There shall be no obligation on the part of Lessor, Agent or any Participant to pay for or otherwise finance any such replacement.

         Section 5.5. Legend; Inspection. Lessee will cause each Unit to be plainly, conspicuously and permanently marked by a stencil, plate or sticker disclosing the interests of Lessee (or its predecessors) therein. Lessee will replace promptly any such marking which may be removed, defaced, obliterated or destroyed. The Units may be lettered with the names or initials or other insignia customarily used by the Lessee but Lessee will not allow the name of any other Person (other than its predecessors) to be placed on any Unit as designation that might be interpreted as a claim of ownership. Upon the request of Lessor or Agent, Lessee shall make the Units available to Lessor or Agent or its agents, representatives or assignees for inspection at reasonable times and at their then location and upon reasonable notice and shall also make Lessee's books, manuels, logs, records and other information pertaining to the Units
(other than customer information regarding internal classifications of customers, payment history, propane gallons delivered, timing of propane gallons delivered, payment terms and prices charged to customers) available for inspection and permit such parties to make copies thereof, provided that all costs and expenses of Lessor or Agent in connection with such inspection shall be borne by the inspecting party unless a Lease Event of Default has occurred and is continuing at the time of such inspection, in which case all such costs and expenses shall be borne by Lessee.

         Section 5.6. Liens. Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on or with respect to (i) any Unit or any Part thereof or any other Lessee Collateral, or Lessor's, Agent's or any Participant's title thereto or interest therein or
(ii) this Lease or any of Lessor's, Agent's or any Participant's interests hereunder. Lessee, at its own expense, will promptly pay, satisfy and otherwise take such actions as may be necessary to keep this Lease and the Units and the other Acquired Property free and clear of, and to duly discharge or eliminate or bond in a manner satisfactory to Lessor and Agent in their reasonable discretion, any such Lien not excepted above if the same shall arise at any time. Lessee will notify Lessor and Agent in writing promptly upon becoming aware of any Tax or other Lien (other than any Lien excepted above) which individually or in the aggregate with any other Tax or other Lien exceeds $1,000,000 that shall attach to the Units or any other Acquired Property, and of the full particulars thereof. Without limiting the foregoing, Lessee shall not assign or pledge any of its rights under any Sublease to any Person other than Lessor.

         Section 5.7. Replacements and Substitutions. (a) In addition to the rights of Lessee under Section 5.4, Lessee shall have the option at any time to replace any Unit or Units (a "Replaced Unit" or "Replaced Units") with a substitute Unit or Units (a "Replacement Unit" or "Replacement Units" ), subject to the following conditions:

                   (i) No Lease Event of Default shall have occurred and be continuing;

                  (ii) The Replacement Unit or Replacement Units shall be located in the same State as the Replaced Unit or Units;

                 (iii) The Replacement Unit or Replacement Units shall be of a type described in the Appraisal delivered on the Delivery Date (provided that in no event may any Replacement Unit be of a capacity greater than 3499 gallons) and, taken as a whole, shall have a residual value, Fair Market Value and economic useful life (based upon the residual value, Fair Market Value and economic useful life for such type set forth in the Appraisal delivered on the Delivery Date) at least equal to those of the Replaced Unit or Replaced Units, taken as a whole, immediately prior to such substitution, assuming that the Replaced Unit or Replaced Units were in the condition and repair required to be maintained by the terms of this Lease, shall be in as good operating condition and state of repair as the Replaced Unit or Replaced Units immediately prior to such substitution, assuming that the Replaced Unit or Replaced Units were in the condition and repair required to be maintained by the terms of this Lease; and

                  (iv) As and when required by Section 5.8, Lessee shall (A) execute and deliver to Lessor a Bill of Sale substantially in the form of Exhibit I to the Participation Agreement and an Acceptance Certificate substantially in the form of Exhibit E to the Participation Agreement in respect of such Replacement Unit or Replacement Units, (B) provide evidence that the insurance required by Section 6.2 is in effect with respect to such Replacement Unit or Replacement Units, (C) perform all acts and execute, file and/or record any and all documents, financing statements and other instruments as are necessary or appropriate under Applicable Laws and Regulations or reasonably requested by Lessor or Agent to perfect Lessor's title to such Replacement Unit or Replacement Units and to perfect Agent's Lien and security interest in such Replacement Unit or Replacement Units as a first priority security interest subject to no Liens other than Permitted Liens and provide Lessor and Agent with evidence thereof and
         (D) provide an Officer's Certificate (which may be combined with the Officer's Certificate delivered pursuant to Section 5.8) and, if the value of the Replacement Units exceeds $1,000,000, opinion of counsel (which may be in-house counsel to Lessee) as to the enforceability of the Bill of Sale and as to the perfection of such title and security interest;

         (b) All replacements pursuant to Section 5.7(a) shall be purchased by Lessee with its own funds. There shall be no obligation on the part of Lessor, Agent or any Participant to pay for or otherwise finance any such replacement.

         Section 5.8. Equipment List. (a) Lessee has delivered to Agent on the Delivery Date the initial Equipment List with respect to the Units, setting forth the information required by the definition thereof. Lessee shall deliver to Agent an updated Equipment List (i) annually on each anniversary of the Delivery Date, (ii) at any time that the aggregate value of Units or Units which suffer a Casualty or are replaced pursuant to Section 5.7 exceeds $1,000,000,
(iii) on the date the Sale Option is exercised, (iv) on the Lease Termination Date if the Sale Option has been exercised, or (v) upon the request of Agent or Lessor after a Lease Event of Default shall have occurred and be continuing. Such updated list shall reflect any replacements or settlements with respect to the Units pursuant to Section 6.1 and any Replacement Units pursuant to Section
5.7. In connection with the delivery of such updated Equipment List, Lessee shall deliver to Agent and Lessor (i) an Officer's Certificate certifying that such updated Equipment List (except as to serial numbers) is true, correct and complete in all material respects, and (ii) any documents or showings required by Sections 5.8 or 6.1 for replacement Units, and, so long as no Lease Event of Default shall have occurred and be continuing, Agent and Lessor shall release any Replaced Units or substituted Units from the Lien of this Lease and the other Operative Documents and Lessor shall execute and deliver to Lessee such documents as may be reasonably required to release such Units from the terms and scope of this Lease and reconvey such Units to Lessee (without representations or warranties, except that such Units are free and clear of Certificate Trustee Liens), in such form as may be reasonably requested by Lessee, all at Lessee's sole cost and expense.

         (b) In  connection  with any update to the  Equipment  List pursuant to
Section 5.8(a), Schedule I hereto shall be correspondingly updated (but only as to the information set forth therein).

         (c) The Equipment List shall be held by the Agent and, so long as no Lease Event of Default shall have occurred and be continuing, shall not be disclosed to any Person without the prior written consent of Lessee; provided that Agent may permit, subject to Section 9.16 of the Participation Agreement, Lessor and any Participant to inspect the Equipment List at the office of the Agent and, if a Lease Event of Default has occurred and is continuing, make copies thereof. Nothing in the foregoing sentence shall limit the right of Lessor or Agent to utilize the Equipment as it deems appropriate in connection with the exercise of remedies after a Lease Event of Default shall have occurred and be continuing. Any such inspection shall be at the expense of the inspecting party so long as no Lease Event of Default shall have occurred and be continuing and otherwise at Lessee's expense.


                                   ARTICLE VI
                             RISK OF LOSS; INSURANCE

         Section 6.1. Casualty. Upon the occurrence of a Casualty or a series of Casualties with respect to a Unit or Units with a Purchase Price aggregating in excess of $1,000,000 during the term of this Lease or as otherwise required by
Section 5.8, Lessee shall give Lessor and Agent prompt notice thereof (a "Casualty Notice"). The Casualty Notice shall specify whether Lessee will:

                   (a) pay to Lessor the Casualty Amount of the Unit or Units suffering such Casualty or series of Casualties, together with all other Rent then due and owing, which payment shall be made on the next scheduled Payment Date after such Casualty or the latest in time of such series of Casualties, unless such Payment Date is less than 30 days from the date of the Casualty Notice, in which case such payment shall be made on the following Payment Date (the "Casualty Settlement Date"); or

                   (b) replace the Unit or Units with respect to which the Casualty or series of Casualties has occurred pursuant to the following provisions of this Section 6.1.

         If Lessee has elected to pay the Casualty Amount pursuant to clause (a) above, such Lessee shall continue to make all payments of Rent due under this Lease until and including the Casualty Settlement Date. Upon payment of the Casualty Amount in respect of any Unit suffering a Casualty on such Casualty Settlement Date together with all Basic Rent and Supplemental Rent then due and owing, the remaining scheduled payments set forth on Schedule II, if any, shall be reduced by an amount equal to the product of the scheduled amount of each such payment (determined in each case prior to the receipt of such Casualty Amount), multiplied by the Unit Value Fraction of the Unit or Units suffering such Casualty or series of Casualties.

         If Lessee has given notice that it intends to replace the Unit or Units suffering such Casualty or series of Casualties, Lessee may make subject to this Lease, not more than 60 days after the date of such Casualty Notice, a replacement for such Unit or Units meeting the suitability standards hereinafter set forth. To be suitable as a replacement Unit, an item (or items) (i) shall be of a type described in the Appraisal delivered on the Delivery Date (provided that in no event may any Replacement Unit be of a capacity greater than 3499 gallons), (ii) taken as a whole, must be of the same economic useful life, state of repair and operating condition (immediately preceding the Casualty or Casualties assuming that such Unit or Units had been maintained in accordance with the terms of Section 5.3) as the Unit or Units, taken as a whole, suffering the Casualty or Casualties, (iii) taken as a whole, must have a fair market value and residual value of not less than the fair market value and residual value (immediately preceding the Casualty assuming that such Unit or Units had been maintained in accordance with the terms of Section 5.3) of the Unit or Units, taken as a whole, suffering the Casualty or Casualties, (iv) must be free and clear of any Liens other than Permitted Liens, and (v) must be located in the same state as the Unit or Units suffering the Casualty or Casualties.

         Lessee shall (A) execute and deliver to Lessor a Bill of Sale substantially in the form of Exhibit I to the Participation Agreement and an Acceptance Certificate substantially in the form of Exhibit E to the Participation Agreement in respect of such replacement Unit or replacement Units, (B) provide evidence that the insurance required by Section 6.2 is in effect with respect to such replacement Unit or replacement Units, (C) perform all acts and execute, file and/or record any and all documents, financing statements and other instruments as are necessary or appropriate under Applicable Laws and Regulations or reasonably requested by Lessor or Agent to perfect Lessor's title to such replacement Unit or replacement Units and to perfect Agent's Lien and security interest in such replacement Unit or replacement Units as a first priority security interest subject to no Liens other than Permitted Liens and provide Lessor and Agent with evidence thereof and (D) provide an Officer's Certificate and opinion of counsel (which may be in-house counsel to Lessee) as to the enforceability of the Bill of Sale and as to the perfection of such title security interest.

         If (i) Lessor has received the amount payable with respect to the Casualty or Casualties and all other amounts due hereunder, or (ii) the Units have been substituted in accordance herewith, and, in each case, no Lease Event of Default exists, Lessee shall be entitled to receive from Lessor the proceeds of any recovery in respect of the Unit or Units from insurance or otherwise ("Casualty Recoveries"), and Lessor, subject to the rights of any insurer insuring the Units as provided herein, shall transfer title to the Units suffering such Casualty or Casualties to Lessee "as-is, where-is" without representation or warranty of any kind, except as to the absence of Certificate Trustee Liens. All fees, costs and expenses relating to a substitution as described herein shall be borne by Lessee. Except as otherwise provided in this
Section 6.1, Lessee shall not be released from its obligations hereunder in the event of, and shall bear the risk of, any Casualty or Casualties to any Unit prior to or during the term of this Lease and thereafter until all of Lessee's obligations hereunder are fully performed.

         Any payments (including, without limitation, insurance proceeds) received at any time by Lessor or Lessee from any Governmental Authority or other party with respect to any loss or damage to any Unit or Units not constituting a Casualty (i) up to $1,000,000 shall be paid to Lessee, so long as no Lease Event of Default shall have occurred and be continuing, for application to repair or replacement of property in accordance with Sections 5.1 and 5.3, and (ii) in excess of $1,000,000 will be held by Agent and applied directly in payment of repairs or for replacement of property in accordance with the provisions of Sections 5.1 and 5.3, if not already paid by Lessee, or if already paid by Lessee and no Lease Event of Default shall have occurred and be continuing, shall be applied to reimburse Lessee for such payment, and any balance remaining after compliance with said Sections with respect to such loss or damage shall be retained by Lessee.

         LESSEE HEREBY ASSUMES ALL RISK OF LOSS, DAMAGE, THEFT, TAKING, DESTRUCTION, CONFISCATION, REQUISITION, COMMANDEERING, TAKING BY EMINENT DOMAIN OR CONDEMNATION, PARTIAL OR COMPLETE, OF OR TO EACH UNIT, HOWEVER CAUSED OR OCCASIONED, SUCH RISK TO BE BORNE BY LESSEE WITH RESPECT TO EACH UNIT FROM THE DATE OF THIS LEASE, AND CONTINUING UNTIL SUCH UNIT HAS BEEN RETURNED TO LESSOR IN ACCORDANCE WITH THE TERMS HEREOF. LESSEE AGREES THAT NO OCCURRENCE SPECIFIED IN THE PRECEDING SENTENCE SHALL IMPAIR, IN WHOLE OR IN PART, ANY OBLIGATION OF LESSEE UNDER THIS LEASE, INCLUDING, WITHOUT LIMITATION, THE OBLIGATION TO PAY RENT.

         Section 6.2. Insurance Coverages. Lessee shall at all times, at its expense, cause to be carried and maintained (a) property insurance against risks of physical loss or damage to the Units, (b) public liability insurance against claims for bodily injury, death or property damage in an amount at least equal to $10,000,000 per occurrence, and (c) worker's compensation, business interruption and automobile insurance, in each case in such amounts, with such deductibles and from such financially sound and reputable insurers as shall be
(i) consistent with Lessee's current practices with respect to the Units, (ii) consistent with the insurance maintained by Lessee with respect to similar equipment owned or leased by Lessee, and (iii) with respect to the insurance described in clause (b) above, reasonably acceptable to Lessor and Agent. Lessor acknowledges that Lessee currently self-insures for physical loss or damage of the Units.

         All such insurance shall name Lessor, Agent and the Participants as additional insureds, as their respective interests may appear pursuant to the terms and conditions of this Lease. Each policy referred to in this Section 6.2 shall provide that (i) it will not be cancelled or its limits reduced, or allowed to lapse without renewal, except after not less than 30 days' written notice to Lessor, Agent and the Participants, (ii) the interests of Lessor, Agent and the Participants shall not be invalidated by any act or negligence of, or breach of representation or warranty by, Lessee or any Person having an interest in any Unit, (iii) such insurance is primary with respect to any other insurance carried by or available to Lessor, Agent and/or any Participant, (iv) the insurer shall waive any right of subrogation, setoff, counterclaim or other deduction, whether by attachment or otherwise, against Lessor, Agent and the Participant, (v) the insurer shall waive any right to claim any premiums or commission against Lessor, Agent or any Participants; and (vi) such policy shall contain a cross-liability clause providing for coverage of Lessor, Agent and each Participant as if separate policies had been issued to each of them, except with respect to the limit of such insurance which shall in no event increase as a result of such additional language. Lessee will notify Lessor, Agent and the Participants promptly of any policy cancellation, reduction in policy limits, modification or amendment.

         Section 6.3. Insurance Certificates. Prior to the Delivery Date, and thereafter not less than 15 days prior to the expiration dates of the expiring policies theretofore delivered pursuant to Section 6.2, Lessee shall deliver to Lessor and Agent certificates issued by the insurer(s) for the insurance maintained pursuant to Section 6.2. Upon the request of Lessor or Agent, which shall not be made more than once per year, Lessee will furnish to Lessor and Agent a certificate of either Lessee's insurer or an independent insurance broker of recognized standing evidencing the maintenance of all insurance required hereunder.


                                   ARTICLE VII
                            [INTENTIONALLY RESERVED]


                                  ARTICLE VIII
                           EVENTS OF DEFAULT; REMEDIES

         Section 8.1. Events of Default. The following shall constitute events of default (each a "Lease
Event of Default") hereunder:

                   (a) Non-Payment. Lessee fails to pay, (i) when and as required to be paid herein, any payment of Basic Rent or any amount payable pursuant to Section 6.1(a), or Article IX, or (ii) within 5 days after the same becomes due, any Supplemental Rent (other than Supplemental Rent described in clause (i)); or

                   (b) Representation or Warranty. Any representation or warranty by Lessee or the General Partner made or deemed made herein, in any other Operative Document, or which is contained in any certificate, document or financial or other statement by Lessee, the General Partner, or any Responsible Officer, furnished at any time under this Lease, or in or under any other Operative Document, is incorrect in any material respect on or as of the date made or deemed made; or

                   (c) Specific Defaults. (i) Lessee fails to maintain the insurance required by Section 6.2 or Lessee fails to perform or observe any term, covenant or agreement contained in any of Section 5.2, or Sections 5.1 through 5.4, inclusive, 5.6, 5.9, 5.12, 5.13 or 5.15 through 5.38, inclusive, of the Participation Agreement; or (ii) Lessee shall fail to sell all of the Units on the Termination Date in accordance with and satisfaction of each of the terms, covenants, conditions and agreements set forth under Article IX in connection with and following its exercise of the Sale Option; or

                   (d) Other Defaults. Lessee, the General Partner or any Subsidiary fails to perform or observe any other term or covenant contained in this Lease or any other Operative Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer knew of such failure or (ii) the date upon which written notice thereof is given to Lessee by the Lessor or Agent; provided that if (i) such default is not curable by the payment of money and cannot be cured within such 30 day period, and (ii) Lessee, the General Partner or such Subsidiary is diligently pursuing the cure of such default, then the period for cure of such default will be extended for the period necessary for Lessee, the General Partner or such Subsidiary to effect such cure, but in no event longer than 90 days from the date of such notice or knowledge; or

                   (e) Cross-Default. Lessee, the General Partner or any Subsidiary (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure or
         (ii) fails to perform or observe any other condition or covenant, or any other event (including any termination or similar event in respect of any Accounts Receivable Securitization) shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity or to cause such Indebtedness or Contingent Obligation to be prepaid, purchased or redeemed by Lessee, the MLP, the General Partner or any Subsidiary, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

                   (f) Insolvency; Voluntary Proceedings. The General Partner, the MLP, Lessee or any Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise, (ii) voluntarily ceases to conduct its business in the ordinary course, (iii) commences any Insolvency Proceeding with respect to itself, or (iv) takes any action to effectuate or authorize any of the foregoing; or

                   (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the General Partner, the MLP, Lessee or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against a substantial part of any such Person's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy, (ii) the General Partner, the MLP, Lessee or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S.
         law) is ordered in any Insolvency Proceeding or (iii) the General Partner, the MLP, Lessee or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor) or other similar Person for itself or a substantial portion of its property or business; or

                   (h) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan which has resulted or could reasonably be expected to result in liability of Lessee or the General Partner under Title IV of ERISA to the Pension Plan or the PBGC in an aggregate amount in excess of $5 million or (ii) the commencement or increase of contributions to, or the adoption of or the amendment of a Pension Plan by Lessee, the General Partner or any of their Affiliates which has resulted or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans in an aggregate amount in excess of $5 million.

                   (i) Monetary Judgments. One or more judgments, orders, decrees or arbitration awards is entered against Lessee, the General Partner or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of more than $40,000,000; or

                   (j) Non-Monetary Judgments.  Any non-monetary judgment, order or decree is entered against Lessee, the General Partner or any Subsidiary which does or would reasonably be expected to have a
         Material Adverse Effect, and there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                   (k) Loss of Licenses. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of Lessee or any Subsidiary, or Lessee or any Subsidiary for any reason loses any material license, permit or franchise, or Lessee or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

                   (l)     Adverse Change.  There occurs a Material Adverse
Effect; or

                   (m) Certain Indenture Defaults, Etc. (i) To the extent not otherwise within the scope of subsection (e) above, any "Event of Default" shall occur and be continuing under and as defined in the 1998 Note Purchase Agreement or (ii) any of the following shall occur under or with respect to the 1996 Indenture or any other Indebtedness guaranteed by Lessee or its Subsidiaries (collectively, the "Guaranteed Indebtedness"): (A) any demand for payment shall be made under any such Guaranty Obligation with respect to the Guaranteed Indebtedness or (B) so long as any such Guaranty Obligation shall be in effect (x) Lessee or any such Subsidiary shall fail to pay principal of or premium, if any, or interest on such Guaranteed Indebtedness after the expiration of any applicable notice or cure periods or (y) any "Event of Default" (however defined) shall occur and be continuing under such Guaranteed Indebtedness which results in the acceleration of such Guaranteed Indebtedness; or

                   (n) Guarantor Defaults. Any Guarantor fails in any material respect to perform or observe any term, covenant or agreement in its Guaranty, or any Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder or any event described at subsections (f) or (g) of this
         Section 8.1 occurs with respect to the Guarantor; or

                   (o) Operative Documents. Any Operative Document shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of Lessee, or Lessee or any of its Affiliates shall, directly or indirectly, contest in any manner in any court the effectiveness, validity, binding nature or enforceability thereof, or the Lien securing Lessee's obligations under the Operative Documents shall, in whole or in part, cease to be a perfected first priority Lien free and clear of all Liens (other than Permitted Liens), or, in any case, Lessee or any of its Affiliates shall, at any time, directly or indirectly, contest in any manner in any court the validity or enforceability thereof; or

                   (p) Other Lease. A "Lease Event of Default" shall occur under the Other Lease.

                   (q) Change of Control. A Change of Control occurs.

         Section 8.2. Remedies. If any Lease Event of Default exists, Lessor shall have the rights, options and remedies set forth below and Lessor may exercise in any order one or more or all of the following remedies (it being understood that no remedy herein conferred is intended to be exclusive of any other remedy or remedies, but each and every remedy shall be cumulative and shall be in addition to every other remedy given herein or now or hereafter existing at law or in equity or by statute): (i) declare the entire outstanding Lease Balance to be due and payable, together with accrued and unpaid Rent and any other amounts payable under the Operative Documents (without double counting); (ii) proceed by appropriate court action or actions either at law or in equity, to enforce the declaration of the amounts described in clause (i) above, the performance by Lessee of the applicable covenants of this Lease and the other Operative Documents or to recover damages for the breach thereof;
(iii) terminate this Lease by notice in writing to Lessee, but Lessee shall remain liable as hereinafter provided; (iv) enforce the Lien given hereunder pursuant to the UCC or any other law; (v) enter upon the premises where any of the Lessee Collateral may be and take possession of all or any of such Lessee Collateral and exercise any of its rights with respect thereto; (vi) require Lessee to assemble and return the Units as provided below; and (vii) avail itself of the rights, options and remedies of a secured party under the UCC (regardless of whether the UCC or a law similar thereto has been enacted in a jurisdiction wherein the rights or remedies are asserted) or any other law.

         If Lessor exercises the option set forth in clause (vi) above, Lessee shall, at its own expense, forthwith deliver exclusive possession of the Units to Lessor, at a location or locations designated by Agent in the 48 contiguous United States, together with a copy of an equipment list of the Units then subject to this Lease, all then current plans, specifications and operating, maintenance and repair manuals relating to the Units that have been received or prepared by Lessee or its Affiliates, appropriately protected and in the condition required by Article V hereof (and in any event in condition to be placed in immediate revenue service) and free and clear of all Liens other than Certificate Trustee Liens. In addition, Lessee shall, for 180 days after redelivery of the Units, maintain (or cause to be maintained) the Units in the condition required by Article V and free and clear of all Liens other than Certificate Trustee Liens, store the Units without cost to Lessor, Agent or any Participant and keep all of the Units insured in accordance with Section 6.2. This paragraph shall survive termination of this Lease.

         Following the foreclosure of Lessee's interest in the Units and the other Lessee Collateral, Lessee shall take such action as Lessor or Agent shall reasonably request in order to notify sublessees and users of the Units of such foreclosure and the succession of Agent, Lessor or its designee to ownership and operation thereof. Without limiting the foregoing, Lessee agrees that if it receives any payments in respect of the filling of any Unit by Agent, Lessor or its designee, such amounts will be held in trust and promptly paid over to the applicable Person entitled thereto.

         Notwithstanding the foregoing, if any Lease Event of Default described in Section 8.1(e) or 8.1(f) shall have occurred and be continuing, then the entire outstanding Lease Balance and all accrued and unpaid Rent and other amounts payable under the Operative Documents (without double counting) shall automatically and immediately become due and payable, without presentment, demand, notice, declaration, protest or other requirements of any kind, all of which are hereby expressly waived.

         Section 8.3. Sale of Lessee Collateral. In addition to the remedies set forth in Section 8.2, if any Lease Event of Default shall occur, Lessor may, but is not required to, sell the Lessee Collateral in one or more sales. Any Participant, Lessor and Agent may purchase all or any part of the Lessee Collateral at such sale. Lessee acknowledges that sales for cash or on credit to a wholesaler, retailer or user of such Lessee Collateral, or at public or private auction, are all commercially reasonable. Any notice required by law of intended disposition by Agent shall be deemed reasonably and properly given if given at least 10 days before such disposition.

         Section 8.4. Application of Proceeds. All payments received and amounts held or realized by Lessor at any time when a Lease Event of Default shall be continuing as well as all payments or amounts then held or thereafter received by Lessor and the proceeds of sale pursuant to Section 8.3 shall be distributed to the Agent upon receipt by Lessor for distribution in accordance with Article III of the Loan Agreement.

         Section 8.5. Right to Perform Obligations. If Lessee fails to perform any of its agreements contained herein within 10 days following Lessor's notice to Lessee describing such failure, Lessor may perform such agreement, and the fees and expenses incurred by Lessor in connection with such performance together with interest thereon shall be payable by Lessee upon demand. Interest on fees and expenses so incurred by Lessor shall accrue as provided in Section
4.5 from the date such expense is incurred until paid in full.

         Section 8.6. Power of Attorney. Lessee unconditionally and irrevocably appoints Lessor as its true and lawful attorney-in-fact, with full power of substitution, to the extent permitted by Applicable Laws and Regulations, in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery hereunder, if a Lease Event of Default has occurred and is continuing and Lessor is exercising any of the remedies contained in clauses (iii) through (vii) of the first paragraph of Section 8.2, whether pursuant to foreclosure or power of sale or otherwise, and in connection therewith to execute and deliver all such deeds, bills of sale, assignments, releases (including releases of this Lease on the records of any Governmental Authority) and other proper instruments as Lessor may reasonably consider necessary or appropriate. Lessee ratifies and confirms all that such attorney or any substitute shall lawfully do by virtue hereof. If requested by Lessor or any purchaser, Lessee shall ratify and confirm any such lawful sale, assignment, transfer or delivery by executing and delivering to Lessor or such purchaser, all deeds, bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

         Section 8.7. Remedies Cumulative; Consents. To the extent permitted by, and subject to the mandatory requirements of, Applicable Laws and Regulations, each and every right, power and remedy herein specifically given to Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. Lessor's, Agent's or the Participants' consent to any request made by Lessee shall not be deemed to constitute or preclude the necessity for obtaining Lessor's, Agent's or the Participants' consent in the future to all similar requests. To the extent permitted by Applicable Laws and Regulations, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require Lessor, Agent or the Participants to sell, lease or otherwise use the Units, any Unit or any Part thereof in mitigation of Lessor's, Agent's or the Participants' damages upon the occurrence of a Lease Event of Default or that may otherwise limit or modify any of Lessor's, Agent's or the Participants' rights or remedies under this Section 8.

         Section 8.8. Certain Financial Covenant Defaults. In the event that, after taking into account any extraordinary charge to earnings taken or to be taken as of the end of any fiscal period of Lessee (a "Charge"), and if solely by virtue of such Charge there would exist a Lease Event of Default due to the breach of any of Section 5.12(a) or 5.12(b) of the Participation Agreement as of such fiscal period end date, such Lease Event of Default shall be deemed to arise upon the earlier of (a) the date after such fiscal period end date on which Lessee announces publicly it will take, is taking or has taken such Charge (including an announcement in the form of a statement in a report filed with the SEC) or, if such announcement is made prior to such fiscal period end date, the date that is such fiscal period end date, and (b) the date Lessee delivers to Lessor and Agent its audited annual or unaudited quarterly financial statements in respect of such fiscal period reflecting such Charge as taken.


                                   ARTICLE IX
                                LEASE TERMINATION

         Section 9.1. Lessee's Option. Not later than 270 days prior to the last day of the Lease Term, Lessee shall, by delivery of written notice to Lessor and Agent, exercise one of the following options:

                   (a) purchase for cash for the Purchase Option Exercise Amount all, but not less than all, of the Units then subject to this Lease on the last day of the Lease Term (the "Purchase Option"); or

                   (b) sell on behalf of Lessor for cash to a purchaser or purchasers not in any way affiliated with Lessee all, but not less than all, of the Units then subject to this Lease on the last day of the Lease Term (the "Sale Option"). Simultaneously with a sale pursuant to the Sale Option, Lessee shall pay or cause to be paid to Lessor, as Supplemental Rent, (i) the Applicable Percentage Amount and (ii) that portion of the gross proceeds of the sale of the Units, without deductions or expense reimbursements ("Proceeds") which is sufficient to pay the aggregate outstanding Lease Balance as of the Lease Expiration Date (as determined after the payment of all Basic Rent due on such date and after giving effect to the reduction of the Lease Balance by application of the Applicable Percentage Amount thereto). If the Proceeds exceed the Lease Balance as of the Lease Expiration Date as reduced by the application of the Applicable Percentage Amount thereto, Lessee shall retain the portion of the Proceeds in excess thereof. If the Proceeds are less than the aggregate outstanding Lease Balance as reduced by the application of the Applicable Percentage Amount thereto, Lessee shall not be obligated pursuant to this Section 9.1(b) to pay or cause to be paid to Lessor, as Supplemental Rent, more than the Proceeds, it being understood, however, that the amount payable pursuant to this Section 9.1(b) shall in no event be construed to limit any other obligation of Lessee under the Operative Documents, including, without limitation, pursuant to Article VII of the Participation Agreement and Sections 9.3, 9.4 and 9.5 hereof. In addition to the amounts determined to be payable by Lessee pursuant to the foregoing provisions of this Section 9.1(b), Lessee shall pay to Lessor all Supplemental Rent then due and owing. The obligation of Lessee to pay the amounts determined pursuant to this Section 9.1(b) shall be a recourse obligation of Lessee and shall be payable on the Termination Date. All amounts paid to Lessor pursuant to this Section 9.1(b) shall be paid to Agent for distribution pursuant to Article III of the Loan Agreement.

         Section 9.2. Election of Options. Lessee's election of the Purchase Option will be irrevocable at the time made, but if Lessee fails to make a timely election, Lessee will be deemed to have irrevocably elected the Purchase Option. In addition, the Sale Option shall automatically be revoked if there exists a Lease Default or Lease Event of Default, at any time after the Sale Option is properly elected. In such event, Lessor shall be entitled to exercise all rights and remedies provided in Article VIII. Lessee may not elect the Sale Option if on the date the election is made there exists a Lease Event of Default or a Lease Default. Lessee's exercise of the Sale Option or the Purchase Option shall be conditioned upon the corresponding option being concurrently exercised under the Other Lease. In addition, it shall be a condition to the exercise of the Sale Option that Lessee shall have settled for or replaced any Unit or Units suffering a Casualty in accordance with Section 6.1 and shall have delivered an updated Equipment List to Agent and Lessor and otherwise complied with its obligations under Section 5.8 of this Lease, in each case regardless of whether the $1,000,000 threshold has been reached.

         Section 9.3. Sale Option Procedures. If Lessee elects the Sale Option, Lessee shall use its best commercial efforts to obtain the highest all cash purchase price for the Units. All costs related to such sale including, without limitation, the cost of sales agents, removal of the Units, delivery of documents to any location designated by a buyer within the continental United States, certification and testing of the Units in any reasonable location chosen by the buyer or prospective buyer, legal costs, costs of notices, any advertisement or other similar costs, or other information and of any parts, configurations or repairs, or modifications consistent with the Units being used to store and/or transport liquids and gases, in each case, required by a buyer or prospective buyer shall be borne entirely by Lessee, without regard to whether such costs were incurred by Lessor, Lessee or any potentially qualified buyer, and shall in no event be paid from any of the Proceeds. Neither Lessor, Agent nor any Participant shall have any responsibility for procuring any purchaser. If, nevertheless, Lessor, Agent or any Participant undertakes any sales efforts, Lessee shall promptly reimburse such Person for any charges, costs and expenses incurred in such effort, including any allocated time charges, costs and expenses of internal counsel or other attorneys' fees. Upon a sale pursuant to the Sale Option, the Units shall be in the condition required by Section 5.3 and shall be free and clear of all Liens other than Certificate Trustee Liens. Any purchaser or purchasers of the Units shall not in any way be affiliated with Lessee or have any understanding or arrangement with Lessee regarding the future use of the Units. On the Termination Date, so long as no Lease Event of Default or Lease Default exists: (i) Lessee shall transfer all of Lessee's right, title and interest in the Units or cause the Units to be so transferred to such purchaser or purchasers, if any, in accordance with all of the terms of this Lease; (ii) subject to the simultaneous payment by Lessee of all amounts due under clause (iii) of this sentence, Lessor shall, without recourse or warranty, except as to the absence of Certificate Trustee Liens, transfer by quitclaim or otherwise release, as appropriate, Lessor's right, title and interest in and to the Units to such purchaser or purchasers; and
(iii) Lessee shall simultaneously pay to Agent all of the amounts contemplated in Section 9.1(b).

         Section 9.4. Appraisals. If Lessee exercises the Sale Option and the sum of the Proceeds from the sale of all Units subject to this Lease plus the Applicable Percentage Amount are less than the outstanding Lease Balance, Lessor (upon direction from any Affected Participant) shall engage an appraiser of nationally recognized standing, at Lessee's expense, to determine (by appraisal methods satisfactory to the Affected Participants) the Fair Market Value of the Units then subject to this Lease as of the Termination Date. If the Appraisal concludes that the Fair Market Value of such Units as of the Termination Date was in excess of the aggregate Proceeds from the sale of all Units subject to this Lease, Lessee shall promptly pay to Lessor, as Supplemental Rent, such excess, which together with such Proceeds and the Applicable Percentage Amount so paid shall not exceed the Lease Balance determined immediately prior to the application of the foregoing amounts.

         Section 9.5. Early Termination. (a) If no Lease Event of Default shall exist, on any scheduled Payment Date after the second anniversary of the Interim Term Expiration Date, Lessee may, at its option, upon at least 30 days' advance written notice to Lessor and Agent, purchase all, but not less than all, of the Units subject to this Lease for the Purchase Option Exercise Amount; provided that the lessee under the Other Lease shall have concurrently exercised its early termination option thereunder and designated the same date for purchase. Upon the indefeasible payment in full of such sums by Lessee in accordance with the provisions of the preceding sentence, the obligation of Lessee to pay Rent hereunder shall cease, the term of this Lease shall end on the date of such payment and Lessor shall execute and deliver to Lessee such documents as may be reasonably required to release the Units from the terms and scope of this Lease (without representations or warranties, except that the Units are free and clear of Certificate Trustee Liens), in such form as may be reasonably requested by Lessee, all at Lessee's sole cost and expense.

         (b) Notwithstanding anything stated herein to the contrary, if (i) due to a change in accounting rules or treatment, this Lease is no longer treated as an operating lease for accounting purposes, or (ii) Lessor or any Participant is required to claim any federal or state tax attributes or benefits (including depreciation) relating to the Units in respect of any period prior to the Lease Expiration Date by an appropriate taxing authority or after a clearly applicable change in Applicable Laws and Regulations or as a protective response to a proposed adjustment by a Governmental Authority, Lessee may, at its option, upon at least five (5) days' advance written notice to Lessor and Agent, purchase all but not less than all of the Units subject to this Lease for the Purchase Option Exercise Amount; provided that the lessee under the Other Lease shall have concurrently exercised its early termination option thereunder and designated the same date for purchase. Upon the indefeasible payment in full of such sums by Lessee in accordance with the provisions of the preceding sentence, the obligation of Lessee to pay Rent hereunder shall cease, the term of this Lease shall end on the date of such payment and Lessor shall execute and deliver to Lessee such documents as may be reasonably required to release the Units from the terms and scope of this Lease (without representations or warranties, except that the Units are free and clear of Certificate Trustee Liens), in such form as may be reasonably requested by Lessee, all at Lessee's sole cost and expense.

         Section 9.6. Designation of Purchaser. If Lessee has exercised the Purchase Option or any option under Section 9.5, Lessee may assign its right to purchase the Units to any other person or to designate any other person as the transferee under any bill of sale to be executed by Lessor in connection with such sale; provided, however, that Lessee shall remain primarily liable to pay the Purchase Option Exercise Amount and all other amounts then due and owing by Lessee under the Operative Documents.


                                    ARTICLE X
                    OWNERSHIP AND GRANT OF SECURITY INTEREST

        Section 10.1. Grant of Security Interest. Title to the Acquired Property shall remain in Lessor as security for the obligations of Lessee hereunder and under the other Operative Documents and under the Related Operative Documents to which it is a party until Lessee has fulfilled all of its obligations hereunder and thereunder. Lessee hereby assigns, hypothecates, transfers and pledges to Lessor, and grants to Lessor a security interest in each Unit and in each Sublease covering any Unit that may be entered into from time to time in accordance with the provisions of this Lease, and Lessee hereby grants to Lessor a continuing security interest in all of the other Lessee Collateral, to secure the payment of all sums due hereunder and under the other Operative Documents and under the Related Operative Documents to which it is a party and the performance of all other obligations hereunder and under the other Operative Documents and under the Related Operative Documents to which it is a party.

        Section 10.2. Retention of Proceeds. If Lessee would be entitled to any amount (including any Casualty Recoveries) held by Lessor or Agent or title to any Unit hereunder but for the existence of any Lease Event of Default, Agent shall hold such amount or Unit as part of the Lessee Collateral and shall be entitled to apply such amounts against any amounts due hereunder; provided, that Agent shall distribute such amount or transfer such Unit, to the extent not theretofore applied, in accordance with the other terms of this Lease if and when no Lease Event of Default exists.


                                   ARTICLE XI
                                  MISCELLANEOUS

        Section 11.1. Effect of Waiver. No delay or omission to exercise any right, power or remedy accruing to Lessor upon any breach or default of Lessee hereunder shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein or of or in any similar breach or default thereafter occurring, nor shall any single or partial exercise of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Lessor of any breach or default under this Lease must be specifically set forth in writing and must satisfy the requirements set forth in Section 11.5 with respect to approval by Lessor.

        Section 11.2. Survival of Covenants. All representations, warranties and covenants of the parties hereto under Article IV, Article V, Article IX and
Article X shall survive the expiration or termination of this Lease to the extent arising prior to any such expiration or termination.

        Section 11.3. Applicable Laws and Regulations. THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED UNDER the LAWS OF THE STATE OF NEW YORK.

        Section 11.4. Notices. Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall be delivered and shall be deemed to have been given in accordance with Section 9.3 of the Participation Agreement.

        Section 11.5. Amendment; Complete Agreements. Neither this Lease nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought. This Lease, together with the other Operative Documents, is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein and therein. No course of prior dealings between the parties or their officers, employees, agents or Affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease or any other Operative Document. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their Affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease or any other Operative Document. No representations, undertakings or agreements have been made or relied upon in the making of this Lease other than those specifically set forth in the Operative Documents.

        Section 11.6. Counterparts. This Lease has been executed in several numbered counterparts. Only the counterpart designated as counterpart
"No. 1" shall be deemed to be an original or to be chattel paper for purposes of the Uniform Commercial Code, and such copy shall be held by Agent.

        Section 11.7. Severability. Whenever possible, each provision of this Lease shall be interpreted in such a manner as to be effective and valid under Applicable Laws and Regulations; but if any provision of this Lease shall be prohibited by or invalid under Applicable Laws and Regulations, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease.

        Section 11.8. Successors and Assigns. This Lease shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        Section 11.9. Captions; Table of Contents. Section captions and the table of contents used in this Lease (including the Schedules, Exhibits and Annexes hereto) are for convenience of reference only and shall not affect the construction of this Lease.

       Section 11.10. Schedules and Exhibits. The Schedules, Annexes and Exhibits hereto, along with all attachments referenced in any of such items, are incorporated herein by reference and made a part hereof.

       Section 11.11. Liability of Lessor Limited. The parties hereto agree that First Security Bank, National Association, in its individual capacity ("First Security"), shall have no personal liability whatsoever to Lessee or its respective successors and assigns for any Claim based on or in respect of this Lease or any of the other Operative Documents or arising in any way from the transactions contemplated hereby or thereby; provided, however, that First Security shall be liable in its individual capacity (a) for its own willful misconduct or gross negligence (or negligence in the handling of funds), (b) for liabilities that may result from the incorrectness of any representation or warranty expressly made by it in its individual capacity in Section 4.3 of the Participation Agreement or from the failure of First Security to perform its covenants and agreements set forth in Section 6.2 of the Participation Agreement, or (c) for any Tax based on or measured by any fees, commission or compensation received by it for acting as Lessor as contemplated by the Operative Documents. It is understood and agreed that, except as provided in the preceding proviso: (i) First Security shall have no personal liability under any of the Operative Documents as a result of acting pursuant to and consistent with any of the Operative Documents; (ii) all obligations of Lessor to Lessee are solely nonrecourse obligations except to the extent that it has received payment from others; (iii) all such personal liability of First Security is expressly waived and released as a condition of, and as consideration for, the execution and delivery of the Operative Documents by First Security and (iv) this Lease is executed and delivered by First Security solely as Certificate Trustee in the exercise of the powers expressly conferred upon it as Lessor under the Trust Agreement.

       Section 11.12. Successor Lessor. Lessee agrees that, in the case of the appointment of any successor Certificate Trustee pursuant to the Trust Agreement and the other Operative Documents, such successor shall, upon written notice by such successor to Lessee, succeed to all the rights, powers and title of Lessor hereunder and shall be deemed to be Lessor for all purposes hereof and without in any way altering the terms of this Lease or Lessee's obligations hereunder.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.


                          FERRELLGAS, LP, as Lessee

                          By:  Ferrellgas, Inc., its General Partner



                          By:_______________________________
                          Name:
                          Title:



                           FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Trustee, as Lessor



                            By:
                            Name:
                            Title:

                                   SCHEDULE I
                              DESCRIPTION OF UNITS

                                   SCHEDULE II
                          AMORTIZATION OF CLASS A NOTES